Exhibit 3.7

AMENDED AND RESTATED BYLAWS

of

L. PERRIGO COMPANY

as amended through October 1, 2006

Bylaws MI 200611

L. PERRIGO COMPANY

AMENDED AND RESTATED BYLAWS

ARTICLE I

Offices

The Corporation may have offices at such places as the Board of Directors may from time to time determine.

ARTICLE II

Shareholders

Section 1 - Place of Meeting

Except as otherwise provided by applicable law, the Board of Directors may designate any place as the place of meeting for any annual meeting of shareholders or for any special meeting of shareholders.

Section 2 - Annual Meeting

The annual meeting of shareholders shall be held on such date and at such time and place as shall be selected by the Board of Directors, for the purpose of electing directors, setting the number of directors and for the transaction of such other business as may properly be brought before the meeting.

Section 3 - Special Meeting

A special meeting of shareholders may be called at any time by the Chairman, the President or a majority of the directors then in office.

Section 4 - Notice of Meeting

Written notice of the place, date, hour and purposes of each meeting of shareholders shall be given to the holders of record of the shares of capital stock of the Corporation entitled to vote at the meeting by (a) mail, postage prepaid, (b) facsimile, (c) email (d) overnight mail (e) courier service or (0 personal delivery not later than 48 hours prior to such meeting nor more than 60 days before the date of such meeting to each such holder at the postal address, facsimile number or email address, as applicable, designated by him or her for that purpose or, if none is designated, at his or her last known postal address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation. If transmitted via facsimile, such

Bylaws MI 200611

notice shall be deemed to be delivered when a confirmation of the transmission of the facsimile to the shareholder at his or her facsimile number as it appears on the stock transfer books of the Corporation has been received. If transmitted via email, such notice shall be deemed to be delivered when a confirmation of the transmission of the email to the shareholder at his or her email address as it appears on the stock transfer books of the Corporation has been received. If delivered by other means, such notice shall be deemed to be delivered upon confirmed personal deliver to the shareholder or upon delivery to the address of the shareholder at his or her address as it appears on the stock transfer books of the Corporation. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Article VI of these Bylaws.

If a meeting of shareholders is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and only such business is transacted at the adjourned meeting as might have been transacted at the original meeting; provided that, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date

Section 5 - Quorum: Adjournment

At all meetings of shareholders there shall be present in person or by proxy holders of a majority of the shares entitled to vote at the meeting in order to constitute a quorum. From time to time and whether or not there is such a quorum, the chairman of the meeting or the holders of a majority of the shares entitled to vote at the meeting present in person or by proxy, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, may adjourn the meeting to such time and place, subject, however, to the provisions of the proviso last set forth in Section 4 of this Article II of these Bylaws. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

The chairman of any meeting of shareholders shall be the President, unless the Board of Directors shall by resolution prior to such meeting designate another person as chairman of such meeting.

Section 6 - Voting

At each meeting of shareholders, each shareholder present in person or represented by a valid proxy that satisfies the requirements of Section 9 of this Article II of these Bylaws shall be entitled to one vote for each share of common stock registered in the shareholder’s name on the books of the Corporation at the record date determined in accordance with Section 5 of Article V of these Bylaws.

Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, a plurality of the votes cast thereat shall elect directors. In all matters other than the election of directors, when an action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by applicable law.

Section 7 - Action Without Meetings of Shareholders

Unless otherwise provided in the Articles of Incorporation, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by all of the holders of outstanding shares who would be entitled to vote at a meeting.

Section 8 - Inspection of Shareholders List

The Corporation shall keep at its office or at the office of its transfer agent records containing the names and addresses of all shareholders, the number of shares held by each, and the dates when they respectively became holders of record thereof. A person who is a shareholder of record of the Corporation, upon at least 10 days written demand, may examine for any proper purpose, in person or by agent or attorney, during usual business hours, the record of shareholders and make extracts therefrom, at such place as such records are kept.

The officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. Such list shall be produced at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 9 - Proxies

Any shareholder entitled to vote upon any matter at any meeting of shareholders may so vote by proxy; but no proxy shall be exercised after eleven months from its date unless said proxy provides for a longer period for which it shall remain in force. Every proxy shall be in writing and signed by the shareholder or his or her duly authorized agent or representative. Proxies shall be delivered to the Secretary of the Corporation before such meeting.

ARTICLE III

Board of Directors

Section 1 - Number: Method of Election; Terms of Office; Qualification and Removal

The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors comprising the Board of Directors shall be fixed by the shareholders at the annual meeting or special meeting. The Board of Directors may consist of one director. Until otherwise resolved in a meeting of the shareholders, the Board of Directors shall be three (3) in number. Directors shall be elected by the shareholders at the annual meeting of the shareholders or at any adjournment of such meeting. Directors so elected shall hold office for the term of one (1) year or until others are chosen and qualified in their stead.

During the intervals between annual meetings of shareholders, any vacancy in the Board of Directors caused by resignation, removal, death, or other incapacity may be filled by majority vote of the directors then in office, though less than quorum of the Board. A directorship to be filled because of a vacancy may be filled by the Board for a term of office continuing only until the next election of the directors.

Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders holding a majority of the outstanding shares of Common Stock of the Corporation entitled to vote for the election of directors at a meeting of the shareholders called for that purpose.

If for any reason the annual meeting of shareholders shall not be held at the time appointed by these Bylaws, the directors shall cause a meeting to be held for the election of the directors as soon thereafter as conveniently may be, and the directors then in office who are nominees for reelection or for whom successors are to be elected shall continue in office until such election shall have been held and until their reelection or their successors have been duly elected and qualified.

Section 2 - Meetings

The Board of Directors may hold its meetings and have an office and keep the books of the Corporation, except as otherwise provided by applicable law or these Bylaws, in such place or places as the Board may from time to time determine.

The Board of Directors may in its discretion provide for regular meetings of the Board. Notice of regular meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the President or any two of the directors for the time being in office. The Secretary shall give notice of a special meeting by mailing same at least three days, or by delivering personally or by overnight mail or courier service, or by

Bylaws MI 200611

telegraphing the same at least one day, or by telephoning or delivering by facsimile transmission at least 12 hours, before the meeting to each director, but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

A meeting may be held without notice, and any business may be transacted thereat, if every director shall be present, or if those not present waive notice of the meeting in accordance with Article VI of these Bylaws. No notice of any adjourned meeting need be given.

Section 3 - Quorum and Actions of the Board of Directors

Except as provided in Section 6 of this Article III of these Bylaws, a majority of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors; but if there be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

A member of the Board may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons may participate in the meeting, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4 - Committees

The Board of Directors may designate from among its members such committees as it may deem appropriate from time to time, and such committees shall exercise the authority delegated to them.

Section 5 - Quorum and Action of a Committee

Except as provided in Section 6 of this Article III of these Bylaws, a majority of any committee of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the committee members present at a meeting at which a quorum is present shall be the acts of the committee; but if there be less than a quorum at any meeting of a committee, a majority of those present may adjourn the meeting from time to time. The members of a committee present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough committee members to leave less than a quorum.

A majority, or the chairperson, of any committee may fix the time and place of its meeting, unless the Board shall otherwise provide. Notice of meetings of a committee shall be given to each member of the committee in the manner provided for in the second paragraph of Section 2 of this Article III of these Bylaws.

In the absence or disqualification of a member of a committee, the remaining members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member.

A member of a committee of the Board of Directors may participate in any meeting of the committee by means of conference telephone or similar communication equipment by means of which all persons may participate in the meeting, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 6 - Action by Unanimous Written Consent

Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before the action, all members of the Board or of the committee consent thereto in writing or by electronic transmission. The written consents shall be filed with the minutes of the proceedings of the Board or committee. The consent shall have the same effect as a vote of the Board or committee for all purposes.

Section 7 - Compensation of the Board of Directors

Directors, unless employed by and receiving a salary from the Corporation, shall receive such compensation for serving on the Board and for attending meetings of the Board and any committee thereof as may be fixed by the Board. Directors shall be reimbursed their reasonable expenses incurred while engaged in the business of the Corporation.

ARTICLE IV

Officers

Section 1 - Selection and Removal

The officers of the Corporation shall be a President, Secretary and Treasurer, who shall be elected by the Board of Directors after each annual meeting of shareholders. The Board is authorized to elect or appoint from time to time such other officers, including a Chairman, one or more Vice-Chairmen, one or more Vice Presidents, including Senior Vice Presidents or Executive Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. No one of said officers need be a director. All of the officers, except the Secretary, shall be regular full-time employees of the Corporation or an affiliated company. Any two of the above offices except those of (a) President and Vice President, (b) Secretary and Assistant Secretary or (c) Treasurer and Assistant Treasurer may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity.

An officer shall hold office for the term of one year and until his or her successor shall have been elected or appointed and qualified, or until resignation or removal.

Any officer may be removed by the Board of Directors with or without cause.

The Board of Directors may fill any vacancies in any offices occurring for whatever reason. The Board of Directors is authorized from time to time to elect or appoint one of its members as Chairman of the Board or Vice-Chairman of the Board and such person or persons shall perform such duties as shall be prescribed by these Bylaws or by the Board of Directors from time to time.

Section 2 - Powers and Duties of the President

The President shall preside at all meetings of the shareholders and Board of Directors. Subject to the direction of the Board of Directors, the President shall have general and active management of the business of the Corporation and shall have supervisory power and authority over all officers and agents elected or appointed by the Board of Directors and over the appointment of employment, functions, duties, removal or discharge of all other employees and agents of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation and shall have control over the general operations of the Corporation. The President may delegate any of his or her powers or functions to any officer of the Corporation.

The President shall at least once in each year cause a true statement of the operations and properties of the Corporation for the preceding fiscal year to be made and to be communicated or distributed to each shareholder thereof within four months after the end of the preceding fiscal year.

Section 3 - Powers and Duties of Vice Presidents

The Vice Presidents, if any, shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

Section 4 - Powers and Duties of Secretary

The Secretary or any Assistant Secretary shall record the proceedings of all meetings of the Board of Directors and of the shareholders in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to and countersign papers requiring such acts. The Secretary and any Assistant Secretary shall perform such other duties as may be assigned by the Board of Directors or the President.

Section 5 - Powers and Duties of Treasurer

The Treasurer and any Assistant Treasurer shall have care and custody of all funds of the Corporation and disburse and administer the same under the direction of the Board of Directors, the President, or a designated Vice President, and shall perform such other duties as may be assigned by the Board of Directors, the President, or a designated Vice President.

Section 6 - Voting Shares of Other Corporations

Unless otherwise ordered by the Board of Directors, the President or such proxy as the President may appoint, shall vote all shares which the Corporation may own in another corporation or other entity, and if solicited, shall consent in writing, in the name of the Corporation as such holder, to or against any action by such other corporation or other entity, and if the President himself or herself is not so voting or consenting, the President may instruct such proxy as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as the President may deem necessary or proper in the premises.

Section 7 - Execution of Instruments

The President or any Vice President is authorized to sign and the Secretary or any Assistant Secretary to attest under the corporate seal, on behalf of the Corporation, contracts and other instruments in writing, including bonds and other obligations required in legal proceedings, surety and indemnifying bonds required in the conduct of the business of the Corporation, papers required by the applicable laws of any state with respect to the right to conduct business in such state, and reports required by the applicable laws of the United States or any state, territory, or foreign country.

Section 8 - Officers Appointed by the President

The President may appoint such officers, other than those that shall be elected by the Board of Directors pursuant to Section 1 of this Article IV of these Bylaws, and such agents as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be provided by the Board of Directors or any committee thereof or the President, as the case may be. Any such officer of agent appointed by the President may be removed by the President with or without cause. The President may fill any vacancies in any office appointed by the President occurring for whatever reason.

Section 9 - Delegation

Subject to any restrictions imposed by the Board of Directors, the President or any Vice-President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

ARTICLE V

Capital Stock

Section 1 - Certificates of Stock

Every shareholder shall be entitled to have a certificate of stock signed by or in the name of the Corporation by the President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation, and such signatures may be facsimiles, sealed with the Corporation’s seal, certifying the number and class of shares represented by such certificate, and where such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, the signatures of the officers may be facsimiles.

In case any officer who shall have signed or whose facsimile signature shall have been placed upon a certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer at the date of issue. If the Corporation is authorized to issue shares of more than one class of stock, the certificate shall state on its face or back that the Corporation will furnish a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class to be issued, and if the Corporation is authorized to issue any class of shares in a series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series.

Section 2 - Transfers of Shares

Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate for not more than the same number of shares (appropriately adjusted for any dividends paid in shares of the Corporation, or any subdivision, combination or reclassification of the shares of the Corporation) to the person entitled thereto, cancel the old certificate, and record the transaction upon the books of the Corporation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 3 - Lost, Stolen, or Destroyed Certificates

The President, Secretary, or any Vice President may approve issuance of replacement stock certificates upon presentation of such documentation and obligation bond(s), if any, as such officer, in his or her discretion, shall deem adequate for the protection of the Corporation.

Section 4 - Transfer Agent and Registrar; Regulations

The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, or a transfer clerk to act on behalf of the Corporation in connection with such transfers, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered; and no certificate for shares of the capital stock of the Corporation in respect of which a transfer agent or transfer clerk and registrar shall have been designated shall be valid unless countersigned by such transfer agent or transfer clerk and registered by such registrar, and such signature may be a facsimile. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

Section 5 - Fixing of Record Date

For the purpose of determining (a) shareholders entitled to notice of and to vote at a meeting of shareholders, (b) shareholders entitled to receive payment of any dividend, or (c) shareholders for any other purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination, such date in the case of a meeting to be not more than 60 nor less than 48 hours before the date of the meeting and in any other case to be not more than 60 days before the date of the action to be taken.

If a record date is not fixed, (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given and (b) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI

Waiver of Notice

Notice of the time, place, and purpose of any meeting of the Board of Directors, a committee thereof, or shareholders may be waived by facsimile transmission or other writing or electronic transmission by those not present, and entitled to vote thereat, either before or after the holding thereof.

ARTICLE VII

Indemnification and Insurance

Section 1 - Right to Indemnification and Advance Payment of Expenses a Contract Right

All rights to indemnification and payment of expenses in advance of the final disposition of any action, suit or proceeding conferred by the Corporation’s Restated Articles of Incorporation and this Article VII of these Bylaws shall be a contract right inuring to the benefit of (i) the person conferred such rights to indemnification and advance payment of expenses by the Corporation’s Restated Articles of Incorporation and this Article VII of these Bylaws, and (ii) such person’s heirs, executors and administrators.

Section 2 - Advance Payment of Expenses

The Corporation shall pay and/or reimburse (as applicable) the reasonable expenses incurred by a director or officer or a former director or officer, or other person designated as entitled to indemnification and/or advance payment of expenses under the Corporation’s Restated Articles of Incorporation and/or this Article VII of these Bylaws, who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the action, suit or proceeding. Such advance payment of expenses shall be made upon satisfaction of the following (to the extent required by the statutes of the state of incorporation of the CorporationBusiness Corporation Act of the State of Michigan):

(1) the person seeking advance payment of expenses furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in the Corporation’s Restated Articles of Incorporation entitling such person to indemnification;

(2) the person seeking advance payment of expenses furnishes the Corporation a written undertaking, executed personally or on his or her own behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct set forth in the Corporation’s Restated Articles of Incorporation entitling such person to indemnification;

(3) a determination is made that the facts then known to those making the determination as to the entitlement to advance payment of expenses would not preclude indemnification under the Corporation’s Restated Articles of Incorporation.

The determinations and evaluations under this Section 2 of this Article VII of these Bylaws shall be made in the applicable manner specified in the Corporation’s Restated Articles of Incorporation and this Article VII of these Bylaws or, if the person seeking advance payment of expenses is party to an indemnification agreement with the Corporation (or any of its subsidiaries), in the applicable manner (if any) specified in such agreement.

Section 3 - Claim of Indemnification and Advance Payment of Expenses

In the event a claimant shall submit to the Corporation a written request for indemnification and/or advance payment of expenses pursuant to the Corporation’s Restated Articles of Incorporation and this Article VII of these Bylaws and there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification and/or advance payment of expenses is claimed a Change of Control (as hereinafter defined), determination of entitlement to indemnification and/or advance payment of expenses is to be made by Independent Counsel (as hereinafter defined) selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification and/or advance payment of expenses, payment to the claimant shall be made within 10 days after such determination.

Section 4 - Enforcement of Right to Indemnification and Advance Payment of Expenses

If a claim for indemnification and/or advance payment of expenses under the Corporation’s Restated Articles of Incorporation and/or this Article VII of these Bylaws is not paid in full by the Corporation within thirty days after a written claim requesting such payment has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Business Corporation Act of the State of Michigan for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification and/or advance payment of the expenses of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Act of the State of Michigan, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5 - Determination of Entitlement to Indemnification and/or Advance Payment of Expenses

If a determination shall have been made pursuant to the Corporation’s Restated Articles of Incorporation or Section 3 of this Article VII of these Bylaws that the claimant is entitled to indemnification and/or advance payment of expenses, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 4 of this Article VII of these Bylaws.

Section 6 - Procedures Not to be Contested

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 4 of this Article VII of these Bylaws that the procedures and presumptions set forth in the indemnification and other applicable provisions of the Corporation’s Restated Articles of Incorporation and/or this Article VII of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all such provisions of the Corporation’s Restated Articles of Incorporation and this Article VII of these Bylaws.

Section 7 - No Retroactive Effect of Amendments

No repeal or modification of the indemnification or other applicable provisions of the Corporation’s Restated Articles of Incorporation and/or of this Article VII of these Bylaws shall in any way diminish or adversely affect the rights of any present, former or future director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 8 - Severability

If any provision or provisions of this Article VII of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII of these Bylaws (including, without limitation, each portion of any section of this Article VII of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII of these Bylaws (including, without limitation, each such portion of any section of this Article VII of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9 - Definitions

For purposes of this Article VII of these Bylaws:

(A) “Change of Control” means:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Section 9(A)(1) of this Article VII of these Bylaws, the following acquisitions shall not constitute a Change of Control (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any other corporation controlled by the Corporation, or (iv) any acquisition by any other corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 9(A)(3) of this Article VII of these Bylaws; or

(2) Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, another corporation which as a result of such transaction owns the Corporation or all or substantially all of the

Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(4) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(B) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VII of these Bylaws.

Section 10 - Notices

Any notice, request or other communication required or permitted to be given to the Corporation under the indemnification provisions of the Corporation’s Restated Articles of Incorporation or under this Article VII of these Bylaws shall be in writing and either delivered in person or sent by telegram or facsimile transmission, or overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE VIII

Miscellaneous Provisions

Section 1 - Fiscal Year

The fiscal year of the Corporation shall be the 52 or 53 week period that ends on the Saturday closest to each June 30.

Section 2 - Reliance Upon Records

In discharging his or her duties, a director or an officer, when acting in good faith, may rely upon the opinion of counsel for the Corporation, upon the report of an independent appraiser selected with reasonable care by the Board, or upon financial statements of the Corporation represented to him or her to be correct by the President or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation.

Section 3 - Checks

All checks, drafts or orders for the payment of money and all notes and acceptances shall be signed by such officer(s) or agent(s) or both as the Board of Directors may from time to time designate. No check, draft, or note shall be signed in blank.

ARTICLE IX

Amendments

To the extent not in conflict or inconsistent with the Restated Articles of Incorporation of the Corporation, these Bylaws may be amended or repealed or new Bylaws may be adopted by a majority of the Board of Directors then in office. So long as the shareholders of the Corporation shall be empowered by applicable law to adopt, amend or repeal bylaws for the Corporation or adopt any provision inconsistent herewith, such action may be taken by the shareholders by the favorable vote of the holders of not less than eighty percent (80%) of the issued and outstanding shares of the common stock of the Corporation unless such action has first been recommended by the favorable vote of at least a majority of the whole Board of Directors.